SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 23, 2019

CRAFT BREW ALLIANCE, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	0-26542	91-1141254
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

929 North Russell Street
Portland, OR 97227-1733
(Address of Principal Executive Offices, Zip Code)

(503) 331-7270
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.005 par value	BREW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company       ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 7.01	Regulation FD Disclosure.

On August 23, 2019, Craft Brew Alliance, Inc. (the “Company”), announced that Anheuser-Busch Companies, LLC (“ABC”), had confirmed that it would make a one-time incentive payment in the amount of $20 million on that date as required by the terms of the International Distribution Agreement between the Company and an affiliate of ABC. The payment would not have been required if ABC or one of its affiliates had made an offer to purchase all the outstanding shares of the Company’s common stock not already owned at a purchase price of at least $24.50 per share (a “Qualifying Offer”) prior to that date. The existing commercial agreements between the parties remain in place without change.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFT BREW ALLIANCE, INC.

Dated: August 26, 2019	By:	/s/ Edwin A. Smith
Edwin A. Smith
Corporate Controller and Principal Accounting Officer